Exhibit 17(d)
                             ARMADA FUNDS PROSPECTUS
                               MONEY MARKET FUNDS
                            I SHARES (INSTITUTIONAL)


                                 OCTOBER 1, 2003


                          GOVERNMENT MONEY MARKET FUND
                                MONEY MARKET FUND
                        OHIO MUNICIPAL MONEY MARKET FUND
                    PENNSYLVANIA TAX EXEMPT MONEY MARKET FUND
                          TAX EXEMPT MONEY MARKET FUND
                           TREASURY MONEY MARKET FUND
                         TREASURY PLUS MONEY MARKET FUND



     THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED
        THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



       [SAILBOAT LOGO]
           ARMADA(R)
             FUNDS
     WWW.ARMADAFUNDS.COM

                               INVESTMENT ADVISER
                            NATIONAL CITY INVESTMENT
                               MANAGEMENT COMPANY

                              ABOUT THIS PROSPECTUS


Armada Funds (Armada) is a mutual fund family that offers different classes of shares in separate investment portfolios (Funds). The Funds have individual investment goals and strategies. This prospectus gives you important information that you should know about Class I Shares of the Armada money market funds before investing. Armada also offers Class I Shares of equity, fixed income, asset allocation and tax free bond funds in a separate prospectus. To obtain more information on Armada Funds, visit us on-line at www.armadafunds.com or call 1-800-622-FUND (3863). Please read this prospectus and keep it for future reference.


THIS PROSPECTUS HAS BEEN ARRANGED INTO DIFFERENT SECTIONS SO THAT YOU CAN EASILY REVIEW THIS IMPORTANT INFORMATION. ON THE NEXT PAGE, THERE IS SOME GENERAL INFORMATION YOU SHOULD KNOW ABOUT RISK AND RETURN THAT IS COMMON TO EACH OF THE FUNDS. FOR MORE DETAILED INFORMATION ABOUT THE FUNDS, PLEASE SEE:

                                                                          PAGE


ARMADA GOVERNMENT MONEY MARKET FUND.........................................3
ARMADA MONEY MARKET FUND....................................................6
ARMADA OHIO MUNICIPAL MONEY MARKET FUND.....................................9
ARMADA PENNSYLVANIA TAX EXEMPT MONEY MARKET FUND...........................12
ARMADA TAX EXEMPT MONEY MARKET FUND........................................15
ARMADA TREASURY MONEY MARKET FUND..........................................18
ARMADA TREASURY PLUS MONEY MARKET FUND.....................................20
MORE INFORMATION ABOUT PRINCIPAL INVESTMENT STRATEGIES.....................25
MORE INFORMATION ABOUT FUND INVESTMENTS....................................26
INVESTOR PROFILES..........................................................27
INVESTMENT ADVISER AND INVESTMENT TEAMS....................................28
PURCHASING, SELLING AND EXCHANGING FUND SHARES.............................29
DISTRIBUTION OF FUND SHARES................................................34
DIVIDENDS AND TAXES........................................................35
FINANCIAL HIGHLIGHTS.......................................................37

RISK/RETURN INFORMATION COMMON TO THE FUNDS

Each Fund is a mutual fund. A mutual fund pools shareholders' money and, using professional investment managers, invests it in securities.

Each Fund has its own investment goal and strategies for reaching that goal. National City Investment Management Company (Adviser) manages the investments of each Fund. The Adviser invests Fund assets in a way that the Adviser believes will help a Fund achieve its goal. Investing in each Fund involves risk and there is no guarantee that a Fund will achieve its goal. The Adviser's judgments about the markets, the economy, or companies may not anticipate actual market movements, economic conditions or company performance, and these judgments may affect the return on your investment.

No matter how good a job an investment manager does, you could lose money on your investment in a Fund, just as you could with other investments.

An investment in a Fund is not a bank deposit and it is not insured or guaranteed by the Federal Deposit Insurance Corporation (FDIC) or any government agency.

Although a money market fund seeks to maintain a constant price per share of $1.00, there is no guarantee that a money market fund will achieve this goal and it is possible that you may lose money by investing in a Fund.

ARMADA GOVERNMENT MONEY MARKET FUND

FUND SUMMARY

INVESTMENT GOAL                                  High current income consistent with stability of principal while maintaining liquidity

PRINCIPAL INVESTMENT STRATEGY                    Investing in a portfolio of high quality
                                                 short-term debt securities issued by the
                                                 U.S. government, its agencies and instrumentalities
                                                 and repurchase agreements related to such securities
                                                 designed to allow the Fund to maintain a
                                                 stable net asset value of $1.00 per share

PRINCIPAL RISKS                                  Interest rate risk, credit risk, counterparty risk

PRINCIPAL INVESTMENT STRATEGIES

The Armada Government Money Market Fund's investment objective is to provide as high a level of current income as is consistent with liquidity and stability of principal. The investment objective may be changed without a shareholder vote.

Under normal circumstances, the Fund invests at least 80% of its net assets plus any borrowings for investment purposes in obligations issued or guaranteed by the U.S. government or its agencies or instrumentalities and in repurchase agreements collateralized by such securities. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy. U.S. government securities include direct obligations of the U.S. Treasury, and obligations of certain agencies such as securities issued by the Government National Mortgage Association, Federal National Mortgage Association and Federal Home Loan Mortgage Corporation.

In managing the Fund, the Adviser actively buys throughout the money market yield curve, managing maturities to meet or exceed shareholder liquidity needs while seeking the highest possible yield consistent with the Fund's risk profile.

As a money market fund, the Fund invests only in instruments with remaining maturities of 397 days or less (or in variable or floating rate obligations with maturities that may exceed 397 days if they meet certain conditions) and maintains an average weighted maturity of 90 days or less.

PRINCIPAL RISKS OF INVESTING

INTEREST RATE RISK. The dividend yield paid by the Fund will vary with changes in short-term interest rates.

CREDIT RISK. The value of debt securities may be affected by the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities may fall. U.S. government securities are considered to be among the safest investments and historically carry minimal credit risk. However, while obligations issued by some U.S. government agencies and instrumentalities are backed by the credit of the U.S. Treasury, others are backed solely by the ability of the agency to borrow from the U.S. Treasury or by the agency's own resources.

COUNTERPARTY RISK. A repurchase agreement carries the risk that the other party may not fulfill its obligations under the agreement.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance does not necessarily indicate how the Fund will perform in the future. The table measures performance in terms of total return. However, the Fund is managed for yield and not total return.

This bar chart shows changes in the performance of the Fund's Class I Shares from year to year.


CALENDAR YEAR TOTAL RETURNS

1993         1994       1995       1996       1997       1998       1999       2000       2001       2002
2.75%        3.91%      5.63%      5.14%      5.25%      5.15%      4.82%      6.11%      3.90%      1.46%

Best Quarter               1.58%            (12/31/00)
Worst Quarter              0.30%            (12/31/02)

The Fund's year-to-date total return for Class I Shares through June 30, 2003 was 0.42%.


THIS TABLE SHOWS THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR THE PERIODS ENDED DECEMBER 31, 2002.


--------------------------------------------------------------------------------
CLASS I SHARES                            1 YEAR       5 YEARS       10 YEARS
--------------------------------------------------------------------------------
Armada Government Money Market Fund       1.46%         4.28%         4.40%
--------------------------------------------------------------------------------


For current yield information on the Fund, call 1-800-622-FUND (3863) or visit our website at WWW.ARMADAFUNDS.COM. The Fund's yield appears in THE WALL STREET JOURNAL each Thursday.

FUND FEES AND EXPENSES


See page 22 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ARMADA MONEY MARKET FUND

FUND SUMMARY

INVESTMENT GOAL                                  High current income consistent with stability of principal while maintaining liquidity

PRINCIPAL INVESTMENT STRATEGY                    Investing in a portfolio of high quality
                                                 short-term debt securities designed to allow the Fund to
                                                 maintain a stable net asset value of $1.00 per share

PRINCIPAL RISKS                                  Interest rate risk, credit risk, counterparty risk

PRINCIPAL INVESTMENT STRATEGIES

The Armada Money Market Fund's investment objective is to provide as high a level of current income as is consistent with liquidity and stability of principal. The investment objective may be changed without a shareholder vote.

The Fund invests in a variety of high quality money market securities, including certificates of deposit and other obligations issued by domestic and foreign banks, as well as commercial paper. Foreign obligations are U.S. dollar-denominated obligations (limited to commercial paper and other notes) issued or guaranteed by a foreign government or other entity located or organized in a foreign country that maintains a short-term foreign currency rating in the highest short-term ratings category by the requisite number of nationally recognized statistical rating organizations (NRSROs).

The Adviser also invests in securities issued or guaranteed by the U.S. government or its agencies (government obligations) and repurchase agreements collateralized by government obligations and issued by financial institutions such as banks and broker-dealers. High quality money market instruments are securities that present minimal credit risks as determined by the Adviser and generally include securities that are rated at the time of purchase by an NRSRO in the highest two rating categories for such securities, and certain securities that are not rated but are of comparable quality as determined by the Adviser.

In selecting investments for the Fund, the Adviser actively buys throughout the money market yield curve, managing maturities to meet or exceed shareholder liquidity needs while seeking the highest possible yield consistent with the Fund's risk profile.

As a money market fund, the Fund invests only in instruments with remaining maturities of 397 days or less (or in variable or floating rate obligations with maturities that may exceed 397 days if they meet certain conditions) that the Adviser believes present minimal credit risk. The Fund maintains an average weighted maturity of 90 days or less.

PRINCIPAL RISKS OF INVESTING

INTEREST RATE RISK. The dividend yield paid by the Fund will vary with changes in short-term interest rates.

CREDIT RISK. The value of debt securities may be affected by the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities may fall. Although credit risk is low because the Fund invests only in high quality, short-term securities, if an issuer fails to pay interest or repay principal, the Fund could lose money which might lower the Fund's performance.

COUNTERPARTY RISK. A repurchase agreement carries the risk that the other party may not fulfill its obligations under the agreement.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance does not necessarily indicate how the Fund will perform in the future. The table measures performance in terms of total return. However, this Fund is managed for yield and not total return.

This bar chart shows changes in the performance of the Fund's Class I Shares from year to year.


CALENDAR YEAR TOTAL RETURNS

1993         1994       1995       1996       1997      1998       1999       2000       2001       2002
2.76%        3.98%      5.72%      5.19%      5.32%     5.25%      4.92%      6.22%      3.91%      1.47%

Best Quarter               1.60%            (12/31/00)
Worst Quarter              0.32%            (12/31/02)

The Fund's year-to-date total return for Class I Shares through June 30, 2003 was 0.44%.

THIS TABLE SHOWS THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR THE PERIODS ENDED DECEMBER 31, 2002.

  ------------------------------------------------------------------------------
  CLASS I SHARES                         1 YEAR       5 YEARS       10 YEARS
  ------------------------------------------------------------------------------
  Armada Money Market Fund               1.47%         4.34%          4.47%
  ------------------------------------------------------------------------------


For current yield information on the Fund, call 1-800-622-FUND (3863) or visit our website at WWW.ARMADAFUNDS.COM. The Fund's yield appears in THE WALL STREET JOURNAL each Thursday.

FUND FEES AND EXPENSES


See page 22 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ARMADA OHIO MUNICIPAL MONEY MARKET FUND

FUND SUMMARY

INVESTMENT GOAL                                  Current income exempt from regular federal income tax and
                                                 Ohio personal income tax, consistent with stability of
                                                 principal

PRINCIPAL INVESTMENT STRATEGY                    Investing in a portfolio of high quality short-term Ohio
                                                 municipal money market instruments designed to allow
                                                 the Fund to maintain a stable net asset value of $1.00
                                                 per share and generate income exempt from federal and Ohio income taxes

PRINCIPAL RISKS                                  Interest rate risk, credit risk, single state risk

PRINCIPAL INVESTMENT STRATEGIES

The Armada Ohio Municipal Money Market Fund's investment objective is to provide current income exempt from regular federal income tax and Ohio personal income tax, consistent with stability of principal. The investment objective may be changed without a shareholder vote.


The Fund invests primarily in high quality money market instruments issued by or on behalf of the State of Ohio, political subdivisions thereof or agencies or instrumentalities of Ohio or its political subdivisions, the income from which is exempt from regular federal income tax and Ohio personal income tax, but may be treated as a preference item for individuals for purposes of the federal alternative minimum tax (Ohio municipal money market instruments). However, some Fund dividends may be taxable if the Fund, as it is permitted to do, invests some of its assets in taxable instruments. Also, Fund dividends will generally be subject to state and local income taxes for any shareholders who are not Ohio residents.

High quality money market instruments are securities that present minimal credit risks as determined by the Adviser and generally include securities that are rated at the time of purchase by a major rating agency in the two highest rating categories for such securities, and certain securities that are not so rated but are of comparable quality as determined by the Adviser.

Under normal circumstances, at least 80% of the value of the Fund's net assets plus any borrowings for investment purposes will be invested in Ohio municipal money market instruments. This policy is fundamental and may not be changed without the affirmative vote of the holders of a majority of the Fund's outstanding shares.

In managing the Fund, the Adviser assesses current and projected market conditions, particularly interest rates. Based on this assessment and a separate credit analysis, the Adviser uses gradual shifts in portfolio maturity to respond to expected changes and selects securities that it believes offer the most attractive risk/return trade off.

As a money market fund, the Fund invests only in instruments with remaining maturities of 397 days or less (or in variable or floating rate obligations with maturities that may exceed 397 days if they meet certain conditions) that the Adviser believes present minimal credit risk. The Fund maintains an average weighted maturity of 90 days or less.

PRINCIPAL RISKS OF INVESTING

INTEREST RATE RISK. The dividend yield paid by the Fund will vary with changes in short-term interest rates.

CREDIT RISK. The value of debt securities may be affected by the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities may fall. Although credit risk is low because the Fund invests only in high quality, short-term securities, if an issuer fails to pay interest or repay principal, the Fund could lose money which might lower the Fund's performance.

There may be economic or political changes that impact the ability of Ohio municipal issuers to repay principal and to make interest payments on Ohio municipal money market instruments. Changes in the financial condition or credit rating of Ohio municipal issuers also may adversely affect the value of the Fund's securities.

SINGLE STATE RISK. The Fund's focus on investments in securities of issuers located in Ohio makes the Fund susceptible to economic, political and regulatory events that affect Ohio.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance does not necessarily indicate how the Fund will perform in the future. The table measures performance in terms of total return. However, the Fund is managed for yield and not total return.

This bar chart shows changes in the performance of the Fund's Class I Shares from year to year.


CALENDAR YEAR TOTAL RETURNS

  1999           2000        2001        2002
  2.93%          3.83%       2.60%       1.23%

Best Quarter               1.01%            (12/31/00)
Worst Quarter              0.29%            (9/30/02)

The Fund's year-to-date total return for Class I Shares through June 30, 2003 was 0.43%.


THIS TABLE SHOWS THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR THE PERIODS ENDED DECEMBER 31, 2002.

------------------------------------------------------------------------------------------------------------
CLASS I SHARES                                       1 YEAR        SINCE INCEPTION      DATE OF INCEPTION
------------------------------------------------------------------------------------------------------------
Armada Ohio Municipal Money Market Fund               1.23%             2.67%                9/15/98
------------------------------------------------------------------------------------------------------------

For current yield information on the Fund, call 1-800-622-FUND (3863) or visit our website at WWW.ARMADAFUNDS.COM. The Fund's yield appears in THE WALL STREET JOURNAL each Thursday.

FUND FEES AND EXPENSES

See page 22 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ARMADA PENNSYLVANIA TAX EXEMPT MONEY MARKET FUND

FUND SUMMARY

INVESTMENT GOAL                                  Current income exempt from regular federal income tax and
                                                 Pennsylvania personal income tax, consistent with stability of principal

PRINCIPAL INVESTMENT STRATEGY                    Investing in a portfolio of high quality short-term Pennsylvania municipal money market instruments designed to allow
                                                 the Fund to maintain a stable net asset value of $1.00 per share and generate income exempt from federal and
                                                 Pennsylvania income taxes

PRINCIPAL RISKS                                  Interest rate risk, credit risk, single state risk

PRINCIPAL INVESTMENT STRATEGIES

The Armada Pennsylvania Tax Exempt Money Market Fund's investment objective is to provide current income exempt from regular federal income tax and Pennsylvania personal income tax, consistent with stability of principal. The investment objective may be changed without a shareholder vote.

The Fund invests primarily in high quality money market instruments issued by or on behalf of the Commonwealth of Pennsylvania and its political subdivisions and financing authorities, and obligations of the United States, including territories and possessions of the United States, the income from which is exempt from federal income tax and Pennsylvania income tax (Pennsylvania municipal money market instruments). However, some Fund dividends may be taxable if the Fund, as it is permitted to do, invests some of its assets in taxable instruments. Also, Fund dividends will generally be subject to state and local income taxes for any shareholders who are not Pennsylvania residents.

High quality money market instruments are securities that present minimal credit risks as determined by the Adviser and generally include securities that are rated at the time of purchase by a major rating agency in the two highest rating categories for such securities, and certain securities that are not so rated but are of comparable quality as determined by the Adviser. As a matter of fundamental policy, the Fund invests its assets so that at least 80% of its annual interest income is not only exempt from regular federal income tax and Pennsylvania personal income tax, but also is not considered a preference item for purposes of the federal alternative minimum tax.

In managing the Fund, the Adviser assesses current and projected market conditions, particularly interest rates. Based on this assessment and a separate credit analysis, the Adviser uses gradual shifts in portfolio maturity to respond to expected changes and selects securities that it believes offer the most attractive risk/return trade off.

As a money market fund, the Fund invests only in instruments with remaining maturities of 397 days or less (or in variable or floating rate obligations with maturities that may exceed 397 days if they meet certain conditions) that the Adviser believes present minimal credit risk. The Fund maintains an average weighted maturity of 90 days or less.

PRINCIPAL RISKS OF INVESTING

INTEREST RATE RISK. The dividend yield paid by the Fund will vary with changes in short-term interest rates.

CREDIT RISK. The value of debt securities may be affected by the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities may fall. Although credit risk is low because the Fund invests only in high quality, short-term securities, if an issuer fails to pay interest or repay principal, the Fund could lose money which might lower the Fund's performance.

There may be economic or political changes that impact the ability of Pennsylvania municipal issuers to repay principal and to make interest payments on Pennsylvania municipal money market instruments. Changes in the financial condition or credit rating of Pennsylvania municipal issuers also may adversely affect the value of the Fund's securities.

SINGLE STATE RISK. The Fund's focus on investments in securities of issuers located in Pennsylvania makes the Fund susceptible to economic, political and regulatory events that affect Pennsylvania.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance does not necessarily indicate how the Fund will perform in the future. The table measures performance in terms of total return. However, the Fund is managed for yield and not total return.

This bar chart shows changes in the performance of the Fund's Class I Shares from year to year.


CALENDAR YEAR TOTAL RETURNS

     1995          1996          1997         1998          1999          2000           2001          2002
    3.50%          3.14%        3.43%         3.14%        2.97%          3.81%         2.55%         1.24%

Best Quarter               0.99%                     (12/31/00)
Worst Quarter              0.30%                     (12/31/02)


The Fund's year-to-date total return for Class I Shares through June 30, 2003 was 0.43%.


THIS TABLE SHOWS THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR THE PERIODS ENDED DECEMBER 31, 2002.

----------------------------------------------------------------------------------------------------------------------
CLASS I SHARES                                 1 YEAR        5 YEARS        SINCE INCEPTION       DATE OF INCEPTION
----------------------------------------------------------------------------------------------------------------------
Armada Pennsylvania Tax Exempt Money
Market Fund                                     1.24%         2.74%              2.97%                 8/8/94
----------------------------------------------------------------------------------------------------------------------

For current yield information on the Fund, call 1-800-622-FUND (3863) or visit our website at WWW.ARMADAFUNDS.COM. The Fund's yield appears in THE WALL STREET JOURNAL each Thursday.

FUND FEES AND EXPENSES

See page 22 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ARMADA TAX EXEMPT MONEY MARKET FUND

FUND SUMMARY

INVESTMENT GOAL                                  High current interest income exempt from federal
                                                 income tax consistent with stability of principal while
                                                 maintaining liquidity

PRINCIPAL INVESTMENT STRATEGY                    Investing in a portfolio of high quality short-term municipal money market instruments designed to allow the Fund to maintain a stable net asset value of $1.00 per share and generate income exempt from federal income tax

PRINCIPAL RISKS                                  Interest rate risk, credit risk

PRINCIPAL INVESTMENT STRATEGIES

The Armada Tax Exempt Money Market Fund's investment objective is to provide as high a level of current interest income exempt from federal income tax as is consistent with liquidity and stability of principal. The investment objective may be changed without a shareholder vote.

The Fund invests primarily in high quality money market instruments issued by or on behalf of states, territories and possessions of the United States, the District of Columbia and their political subdivisions, agencies, instrumentalities and authorities that pay interest exempt from federal income taxes (municipal money market instruments). However, Fund dividends will generally be taxable for state and local income tax purposes. Also, some Fund dividends may be taxable for federal income tax purposes if the Fund, as it is permitted to do, invests some of its assets in taxable instruments.

High quality money market instruments are securities that present minimal credit risks as determined by the Adviser and generally include securities that are rated at the time of purchase by a major rating agency in the highest two rating categories for such securities, and certain securities that are not rated but are of comparable quality as determined by the Adviser.

As a matter of fundamental policy, the Fund invests its assets so that at least 80% of its annual interest income is not only exempt from regular federal income tax, but is not considered a preference item for purposes of the federal alternative minimum tax.

In managing the Fund, the Adviser assesses current and projected market conditions, particularly interest rates. Based on this assessment and a separate credit analysis, the Adviser uses gradual shifts in portfolio maturity to respond to expected changes and selects securities that it believes offer the most attractive risk/return trade off.

As a money market fund, the Fund invests only in instruments with remaining maturities of 397 days or less (or in variable or floating rate obligations with maturities that may exceed 397 days if they meet certain conditions) that the Adviser believes present minimal credit risk. The Fund maintains an average weighted maturity of 90 days or less.

PRINCIPAL RISKS OF INVESTING

INTEREST RATE RISK. The dividend yield paid by the Fund will vary with changes in short-term interest rates.

CREDIT RISK. The value of debt securities may be affected by the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities may fall. Although credit risk is low because the Fund invests only in high quality, short-term securities, if an issuer fails to pay interest or repay principal, the Fund could lose money which might lower the Fund's performance.

There may be economic or political changes that impact the ability of municipal issuers to repay principal and to make interest payments on municipal money market instruments. Changes in the financial condition or credit rating of municipal issuers also may adversely affect the value of the Fund's securities.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance does not necessarily indicate how the Fund will perform in the future. The table measures performance in terms of total return. However, the Fund is managed for yield and not total return.

This bar chart shows changes in the performance of the Fund's Class I Shares from year to year.


CALENDAR YEAR TOTAL RETURNS

1993         1994       1995       1996      1997       1998       1999       2000       2001       2002
2.02%        2.51%      3.57%      3.21%     3.37%      3.23%      2.95%      3.84%      2.55%      1.19%

Best Quarter               1.01%            (12/31/00)
Worst Quarter              0.29%            (12/31/02)


The Fund's year-to-date total return for Class I Shares through June 30, 2003 was 0.42%.

THIS TABLE SHOWS THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR THE PERIODS ENDED DECEMBER 31, 2002.

  --------------------------------------------------------------------------
  CLASS I SHARES                    1 YEAR        5 YEARS       10 YEARS
  --------------------------------------------------------------------------
  Armada Tax Exempt Money
  Market Fund                       1.19%          2.75%          2.84%
  --------------------------------------------------------------------------


For current yield information on the Fund, call 1-800-622-FUND (3863) or visit our website at WWW.ARMADAFUNDS.COM. The Fund's yield appears in THE WALL STREET JOURNAL each Thursday.


FUND FEES AND EXPENSES

See page 22 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ARMADA TREASURY MONEY MARKET FUND

FUND SUMMARY

INVESTMENT GOAL                                  High current income consistent with stability of principal while maintaining liquidity

PRINCIPAL INVESTMENT STRATEGY                    Investing in a portfolio of high quality short-term obligations of the
                                                 U.S. Treasury designed to allow the Fund to maintain a stable net asset value of $1.00 per share

PRINCIPAL RISK                                   Interest rate risk

PRINCIPAL INVESTMENT STRATEGIES

The Armada Treasury Money Market Fund's investment objective is to provide as high a level of current income as is consistent with liquidity and stability of principal. The investment objective may be changed without a shareholder vote.

The Fund invests exclusively in direct obligations of the U.S. Treasury, such as Treasury bills and notes, and in other money market funds that invest exclusively in such obligations. The Fund will provide shareholders with at least 60 days notice before it would adopt a policy that would permit the Fund to invest less than 80% of its net assets plus any borrowings for investment purposes in such securities.

In managing the Fund, the Adviser actively buys throughout the money market yield curve, managing maturities to meet or exceed shareholder liquidity needs while seeking the highest possible yield consistent with the Fund's risk profile.

As a money market fund, the Fund invests only in instruments with remaining maturities of 397 days or less and maintains an average weighted maturity of 90 days or less.

PRINCIPAL RISKS OF INVESTING

INTEREST RATE RISK. The dividend yield paid by the Fund will vary with changes in short-term interest rates.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance does not necessarily indicate how the Fund will perform in the future. The table measures performance in terms of total return. However, the Fund is managed for yield and not total return.

This bar chart shows changes in the performance of the Fund's Class I Shares from year to year.


CALENDAR YEAR TOTAL RETURNS

1995          1996        1997       1998        1999        2000        2001       2002
5.38%         4.86%       4.92%      4.70%       4.34%       5.55%       3.63%      1.34%

Best Quarter               1.46%            (12/31/00)
Worst Quarter              0.29%            (12/31/02)


The Fund's year-to-date total return for Class I Shares through June 30, 2003 was 0.38%.


THIS TABLE SHOWS THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR THE PERIODS ENDED DECEMBER 31, 2002.

-----------------------------------------------------------------------------------------------------------------------
CLASS I SHARES                             1 YEAR        5 YEARS          SINCE INCEPTION         DATE OF INCEPTION
-----------------------------------------------------------------------------------------------------------------------
Armada Treasury Money Market Fund          1.34%          3.90%                4.33%                   6/16/94
-----------------------------------------------------------------------------------------------------------------------

For current yield information on the Fund, call 1-800-622-FUND (3863) or visit our website at WWW.ARMADAFUNDS.COM. The Fund's yield appears in THE WALL STREET JOURNAL each Thursday.

FUND FEES AND EXPENSES


See page 22 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ARMADA TREASURY PLUS MONEY MARKET FUND

FUND SUMMARY

INVESTMENT GOAL                                  Current income consistent with liquidity and stability of
                                                 principal

PRINCIPAL INVESTMENT STRATEGY                    Investing in a portfolio of high quality short-term obligations of the U.S. Treasury and repurchase agreements designed to allow the Fund to maintain a stable net asset value of $1.00 per share

PRINCIPAL RISKS                                  Interest rate risk, counterparty risk

PRINCIPAL INVESTMENT STRATEGIES

The Armada Treasury Plus Money Market Fund's investment objective is to provide current income with liquidity and stability of principal. The investment objective may be changed without a shareholder vote.

The Fund invests exclusively in obligations issued or guaranteed by the U.S. Treasury, such as Treasury bills and notes, repurchase agreements related to such securities and other money market funds that invest exclusively in such obligations. The Fund will provide shareholders with at least 60 days notice before it would adopt a policy that would permit the Fund to invest less than 80% of its net assets plus any borrowings for investment purposes in such securities.

In managing the Fund, the Adviser assesses current and projected market conditions. Based on this assessment, the Adviser uses gradual shifts in portfolio maturity to respond to expected changes and selects securities that it believes offer the most attractive trade off between risk and return.

As a money market fund, the Fund invests only in instruments with remaining maturities of 397 days or less and maintains an average weighted maturity of 90 days or less.

PRINCIPAL RISKS OF INVESTING

INTEREST RATE RISK. The dividend yield paid by the Fund will vary with changes in short-term interest rates.

COUNTERPARTY RISK. A repurchase agreement carries the risk that the other party may not fulfill its obligations under the agreement.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

Performance information before June 16, 2000 represents performance of the Parkstone Treasury Fund which was reorganized into the Armada Treasury Plus Money Market Fund on that date.

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance does not necessarily indicate how the Fund will perform in the future. The table measures performance in terms of total return. However, the Fund is managed for yield and not total return.

This bar chart shows changes in the performance of the Fund's Class I Shares from year to year.


CALENDAR YEAR TOTAL RETURNS

1994          1995        1996       1997        1998        1999        2000       2001        2002
3.71%         5.42%       4.88%      5.05%       4.96%       4.44%       5.84%      3.60%       1.30%

Best Quarter               1.53%                     (9/30/00)
Worst Quarter              0.27%                     (12/31/02)

The Fund's year-to-date total return for Class I Shares through June 30, 2003 was 0.37%.


THIS TABLE SHOWS THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR THE PERIODS ENDED DECEMBER 31, 2002.

-------------------------------------------------------------------------------------------------------------------------
CLASS I SHARES                                1 YEAR          5 YEARS         SINCE INCEPTION        DATE OF INCEPTION
-------------------------------------------------------------------------------------------------------------------------
Armada Treasury Plus Money Market Fund        1.30%            4.02%               4.33%                  12/1/93
-------------------------------------------------------------------------------------------------------------------------

For current yield information on the Fund, call 1-800-622-FUND (3863) or visit our website at WWW.ARMADAFUNDS.COM. The Fund's yield appears in THE WALL STREET JOURNAL each Thursday.

FUND FEES AND EXPENSES


See page 22 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

FUND FEES AND EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold Fund shares.

ANNUAL FUND OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)

                                        GOVERNMENT MONEY MARKET FUND          MONEY MARKET FUND
Investment Advisory Fees 1                         0.35%                            0.35%
-------------------------------------------------------------------------------------------------------
Distribution
(12b-1) Fees 2                                     0.05%                            0.05%
-------------------------------------------------------------------------------------------------------
Other Expenses 3                                   0.12%                            0.12%
-------------------------------------------------------------------------------------------------------
Total Annual Fund
Operating Expenses 1                               0.52%                            0.52%
-------------------------------------------------------------------------------------------------------


ANNUAL FUND OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)

                                            OHIO MUNICIPAL MONEY        PENNSYLVANIA TAX EXEMPT MONEY
                                                MARKET FUND                      MARKET FUND
Investment Advisory Fees 1                         0.35%                            0.40%
-------------------------------------------------------------------------------------------------------
Distribution
(12b-1) Fees 2                                     0.05%                            0.05%
-------------------------------------------------------------------------------------------------------
Other Expenses                                     0.13%                            0.13%
-------------------------------------------------------------------------------------------------------
Total Annual Fund                                  0.53%                            0.58%
Operating Expenses 1
-------------------------------------------------------------------------------------------------------


ANNUAL FUND OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)

                                       TAX EXEMPT MONEY         TREASURY             TREASURY PLUS
                                         MARKET FUND       MONEY MARKET FUND          MONEY MARKET
                                                                                          FUND
Investment Advisory Fees                    0.35%1               0.30%1                  0.30%1
---------------------------------------------------------------------------------------------------------
Distribution
(12b-1) Fees2                               0.05%                0.05%                   0.05%
---------------------------------------------------------------------------------------------------------
Other Expenses                              0.12%3               0.12%3                  0.13%
---------------------------------------------------------------------------------------------------------
Total Annual Fund                           0.52%1               0.47%1                  0.48%1
Operating Expenses
---------------------------------------------------------------------------------------------------------

1 The Adviser waived a portion of its advisory fees for each Fund (except the Treasury Plus Money Market Fund) during the last fiscal year. After these fee waivers, these Funds' Investment Advisory Fees and Total Annual Fund Operating Expenses were as follows:

                                                        ADVISORY       TOTAL
  FUND                                                    FEES        EXPENSES
  Government Money Market Fund                           0.25%         0.41%
  Money Market Fund                                      0.25%         0.40%
  Ohio Municipal Money Market Fund                       0.15%         0.32%
  Pennsylvania Tax Exempt Money Market Fund              0.15%         0.30%
  Tax Exempt Money Market Fund                           0.15%         0.31%
  Treasury Money Market Fund                             0.25%         0.41%

  The Adviser expects to continue waiving a portion of its advisory fees for each Fund during the current fiscal year. After these fee waivers, these Funds' Investment Advisory Fees and Total Annual Fund Operating Expenses are expected to be:


                                                        ADVISORY       TOTAL
  FUND                                                    FEES        EXPENSES
  Government Money Market Fund                           0.25%         0.42%
  Money Market Fund                                      0.25%         0.42%
  Ohio Municipal Money Market Fund                       0.15%         0.33%
  Pennsylvania Tax Exempt Money Market Fund              0.15%         0.33%
  Tax Exempt Money Market Fund                           0.15%         0.32%
  Treasury Money Market Fund                             0.25%         0.42%
  Treasury Plus Money Market Fund                        0.25%         0.43%

   These fee waivers are voluntary and may be revised or discontinued at any time.


2 Represents actual Distribution (12b-1) Fees incurred by each Fund's Class I Shares during the last fiscal year. Each Fund may reimburse up to a maximum of 0.10% under the Funds' distribution plan for Class I Shares but expects such reimbursements to be no more than 0.05% during the current fiscal year.

3 Other expenses for certain Funds have been restated to reflect current expenses.

  For more information about these fees, see "Investment Adviser and Investment Teams" and "Distribution of Fund Shares."

EXAMPLES

These Examples are intended to help you compare the cost of investing in each of the Funds with the cost of investing in other mutual funds. The Examples assume that you invest $10,000 in a Fund for the time periods indicated and that you sell your shares at the end of the periods.

The Examples also assume that each year your investment has a 5% return, Fund expenses remain the same, and you reinvest all dividends and distributions. Although your actual costs and returns might be different, your approximate costs of investing $10,000 in the Funds would be:


                                      1 YEAR      3 YEARS    5 YEARS    10 YEARS
                                      ------      -------    -------    --------
GOVERNMENT MONEY MARKET FUND            $53        $167       $291        $653
MONEY MARKET FUND                       $53        $167       $291        $653
OHIO MUNICIPAL MONEY MARKET
   FUND                                 $54        $170       $296        $665
PENNSYLVANIA TAX EXEMPT MONEY
   MARKET FUND                          $59        $186       $324        $726
TAX EXEMPT MONEY MARKET FUND            $53        $167       $291        $653
TREASURY MONEY MARKET FUND              $48        $151       $263        $591
TREASURY PLUS MONEY MARKET FUND         $49        $154       $269        $604

MORE INFORMATION ABOUT PRINCIPAL INVESTMENT STRATEGIES

This section provides additional information about the principal investment strategies used by the Funds and the related risks. Our Statement of Additional Information contains more information about the particular types of securities in which the Funds invest. The following chart indicates the specific investments in which each Fund primarily invests.

                                                 Fixed Income       Government         Repurchase           Municipal
                                                  Securities        Securities         Agreements          Securities
--------------------------------------------------------------------------------------------------------------------------
ARMADA GOVERNMENT MONEY MARKET FUND                     X                X                 X
--------------------------------------------------------------------------------------------------------------------------
ARMADA MONEY MARKET FUND                                X                                  X
--------------------------------------------------------------------------------------------------------------------------
ARMADA OHIO MUNICIPAL MONEY MARKET FUND                 X                                                        X
--------------------------------------------------------------------------------------------------------------------------
ARMADA PENNSYLVANIA TAX EXEMPT MONEY MARKET FUND        X                                                        X
--------------------------------------------------------------------------------------------------------------------------
ARMADA TAX EXEMPT MONEY MARKET FUND                     X                                                        X
--------------------------------------------------------------------------------------------------------------------------
ARMADA TREASURY MONEY MARKET FUND                       X                X
--------------------------------------------------------------------------------------------------------------------------
ARMADA TREASURY PLUS MONEY MARKET FUND                  X                X                X
--------------------------------------------------------------------------------------------------------------------------

FIXED INCOME SECURITIES
The market values of fixed income investments change in response to interest rate changes and other factors. During periods of falling interest rates, the values of outstanding fixed income securities generally rise. Moreover, while securities with longer maturities tend to produce higher yields, the prices of longer maturity securities are also subject to greater market fluctuations as a result of changes in interest rates.

Some fixed income securities may be subject to call risk. During periods of falling interest rates, certain debt obligations with high interest rates may be prepaid (or "called") by the issuer prior to maturity. This may cause a Fund's average weighted maturity to fluctuate, and may require a Fund to invest the resulting proceeds at lower interest rates.

Some fixed income securities may be subject to event risk. Securities may suffer declines in credit quality and market value due to issuer restructurings or other factors. This risk should be reduced because of the diversification provided by a Fund's multiple holdings.

GOVERNMENT SECURITIES
Direct obligations of the U.S. Treasury are considered to be among the safest investments. Obligations of certain agencies and instrumentalities of the U.S. government are supported by the full faith and credit of the U.S. Treasury; others are supported by the right of the issuer to borrow from the Treasury; others are supported by the discretionary authority of the U.S. government to purchase the agency's obligations; still others are supported only by the credit of the instrumentality. No assurance can be given that the U.S. government would provide financial support to U.S. government sponsored instrumentalities if it is not obligated to do so by law.

REPURCHASE AGREEMENTS
Under a repurchase agreement a Fund purchases securities from a seller who agrees to repurchase the securities sold at a mutually agreed upon time and price which is higher than the purchase price. The securities usually are repurchased the next day or within a few days. If the seller defaults, a Fund may incur a loss if the value of the collateral securing the repurchase agreement has declined and may incur disposition costs in connection with liquidating the collateral. In addition, if bankruptcy proceedings are commenced by or against the seller, there could be a delay in receiving the collateral.

MUNICIPAL SECURITIES
There may be economic or political changes that impact the ability of municipal issuers to repay principal and to make interest payments on municipal securities. Changes to the financial condition or credit rating of municipal issuers may also adversely affect the value of a Fund's municipal securities. Constitutional or legislative limits on borrowing by municipal issuers may result in reduced supplies of municipal securities. Moreover, certain municipal securities are backed only by a municipal issuer's ability to levy and collect taxes.

In addition, a Fund's concentration of investments in issuers located in a single state makes the Fund more susceptible to adverse political or economic developments affecting that state. A Fund that concentrates its investments in a single state may be riskier than mutual funds that buy securities of issuers in numerous states.

MORE INFORMATION ABOUT FUND INVESTMENTS


The principal investments and strategies described earlier in this prospectus in the "Principal Investment Strategies" section for each Fund are those that we use under normal circumstances. Each Fund also may invest in other securities, use other strategies and engage in other investment practices. Certain of these investments and strategies are described in this section. See our Statement of Additional Information for more detail on the investments and strategies used by the Funds.

To the extent not inconsistent with a Fund's other investment policies, a Fund with a policy requiring it to invest at least 80% of its net assets in particular types of securities may temporarily deviate from such policy in limited, appropriate circumstances, such as unusually large cash inflows or redemptions, or the temporary unavailability of a sufficient supply of such securities. The 80% investment requirement generally applies at the time a fund purchases securities. In the event a Fund no longer meets the 80% requirement (for example, as a result of changes in the value of its portfolio holdings or other circumstances beyond its control), the Fund will make future investments in a manner that would bring the Fund into compliance with the 80% requirement.

Each Fund may hold cash pending investment and may hold up to 100% of its assets in cash for temporary defensive purposes.

Armada has obtained an order from the SEC that allows the non-money market funds offered by Armada through separate prospectuses to use cash balances that have not been invested in portfolio securities and cash collateral from securities lending programs to purchase shares of the money market funds offered by this prospectus. A non-money market fund will generally hold shares of money market funds only to the extent that its total investment in the money market funds does not exceed 25% of its total assets.

INVESTOR PROFILES

The table below provides information concerning the type of investor who might want to invest in each of the Funds. It is meant as a general guide only. TAX EXEMPT FUNDS ARE GENERALLY NOT APPROPRIATE INVESTMENTS FOR TAX-DEFERRED RETIREMENT ACCOUNTS, SUCH AS IRAS, BECAUSE THEIR RETURNS ARE GENERALLY LOWER THAN THOSE OF TAXABLE FUNDS AND THE BENEFITS OF THE TAX EXEMPTION CANNOT BE REALIZED IN A TAX-DEFERRED ACCOUNT. Please consult your financial adviser for help in deciding which Fund is right for you.

--------------------------------------------------------------------------------
FUND                                    MAY BE APPROPRIATE FOR . . .
--------------------------------------------------------------------------------
Government Money Market Fund            Investors seeking
                                        current income and
                                        the added stability
                                        and quality of a
                                        fund that invests
                                        in government
                                        related securities
--------------------------------------------------------------------------------
Money Market Fund                       Investors seeking
                                        current income and
                                        reduced risk
                                        through a widely
                                        diversified money
                                        market portfolio
--------------------------------------------------------------------------------
Ohio Municipal Money Market Fund        Taxable investors seeking
                                        current income
                                        exempt from federal
                                        and Ohio income
                                        taxes
--------------------------------------------------------------------------------
Pennsylvania Tax Exempt Money           Taxable investors seeking
Market Fund                             current income
                                        exempt from federal
                                        and Pennsylvania
                                        income taxes
--------------------------------------------------------------------------------
Tax Exempt Money Market Fund            Taxable investors seeking
                                        current income
                                        exempt from federal
                                        income taxes
--------------------------------------------------------------------------------
Treasury Money Market Fund              Investors seeking current
                                        income and the added
                                        stability and quality of a
                                        fund that invests in U.S.
                                        Treasury securities
--------------------------------------------------------------------------------
Treasury Plus Money Market Fund         Investors seeking current income
                                        and the added stability and quality
                                        of a fund that invests in U.S.
                                        Treasury securities
--------------------------------------------------------------------------------

INVESTMENT ADVISER AND INVESTMENT TEAMS

National City Investment Management Company, with its principal offices at 1900 East Ninth Street, Cleveland, Ohio 44114, serves as the Adviser to the Funds. As of June 30, 2003, the Adviser had approximately $28 billion in assets under management. The Adviser, including its predecessors, has been providing investment management services since 1995.

The Adviser makes investment decisions for the Funds and continuously reviews, supervises and administers each Fund's investment program.

The Board of Trustees of Armada supervises the Adviser and establishes policies that the Adviser must follow in its management activities.

The Adviser utilizes a team approach for management of the Funds. No one person is primarily responsible for making investment recommendations to the team.

The table below shows the Adviser's management teams responsible for each Fund as well as the advisory fees (after fee waivers) the Adviser received for each Fund for the fiscal period ended May 31, 2003.

--------------------------------------------------------------------------------------------------------------------
FUND NAME                                  MANAGEMENT TEAM                            ADVISORY FEES PAID AS A
                                                                                       PERCENTAGE OF AVERAGE
                                                                                   NET ASSETS FOR THE FISCAL YEAR
                                                                                         ENDED MAY 31, 2003
--------------------------------------------------------------------------------------------------------------------

Government Money Market Fund               Taxable Money Market Management Team                 0.25%
--------------------------------------------------------------------------------------------------------------------
Money Market Fund                          Taxable Money Market Management Team                 0.25%
--------------------------------------------------------------------------------------------------------------------
                                           Tax Exempt Money Market Management
Ohio Municipal Money Market Fund           Team                                                 0.15%
--------------------------------------------------------------------------------------------------------------------
                                           Tax Exempt Money Market Management
Pennsylvania Tax Exempt Money Market Fund  Team                                                 0.15%
--------------------------------------------------------------------------------------------------------------------
                                           Tax Exempt Money Market Management
Tax Exempt Money Market Fund               Team                                                 0.15%
--------------------------------------------------------------------------------------------------------------------
Treasury Money Market Fund                 Taxable Money Market Management Team                 0.25%
--------------------------------------------------------------------------------------------------------------------
Treasury Plus Money Market Fund            Taxable Money Market Management Team                 0.30%
--------------------------------------------------------------------------------------------------------------------

PURCHASING, SELLING AND EXCHANGING FUND SHARES

CLASS I SHARES HAVE NO SALES CHARGE, NO MINIMUM INITIAL INVESTMENT, AND ARE ONLY AVAILABLE TO FINANCIAL INSTITUTIONS.

Class I Shares are for financial institutions investing for their own or their customers' accounts.

From time to time, the Adviser may pay from its own resources a fee to financial institutions that generate purchase orders. These fees are described in our Statement of Additional Information.

HOW TO PURCHASE FUND SHARES

                                NEW ACCOUNT SET UP                            ADDING TO AN EXISTING ACCOUNT
TELEPHONE                       Call our Investor Services Line to obtain     Call our Investor Services Line
1-800-622-FUND (3863)           an application.                               to purchase additional shares.

MAIL                            Complete an application and mail it along     Make your check payable to
                                with a check payable, in U.S. dollars, to     "Armada Funds (Fund Name)."
                                "Armada Funds (Fund Name)."                   Please include your account
                                   Armada Funds                               number on your check and mail it
                                   P.O. Box 8421                              to the address at the left.
                                   Boston, MA  02266-8421

                                For overnight delivery mail to:
                                   Boston Financial Data Services
                                   Attn:  Armada Funds
                                   66 Brooks Drive
                                   Braintree, MA  02184

                                Armada cannot accept third-party checks, starter checks, credit cards, credit card checks, cash or cash equivalents (i.e., cashier's check, bank draft, money order or travelers' check).

                                NEW ACCOUNT SET UP                            ADDING TO AN EXISTING ACCOUNT
WIRE                            To purchase shares by wire, call              Call 1-800-622-FUND (3863) prior
                                1-800-622-FUND (3863) to set up your          to sending the wire in order to
                                account to accommodate wire transactions      obtain a confirmation number and
                                and to receive a wire control number to be    to ensure prompt and accurate
                                included in the body of the wire.  Ask your   handling of funds.  Ask your bank
                                bank to transmit immediately available        to transmit immediately available
                                funds by wire in the amount of your           funds by wire as described at the
                                purchase to:                                  left.  Please include your
                                   State Street Bank and Trust Company        account number.
                                   ABA #011000028
                                   Account 99052755 Credit Armada Funds       Armada and its transfer agent are
                                   (Account Registration)                     not responsible for the
                                   (Account Number)                           consequences of delays resulting
                                   (Wire Control Number)                      from the banking or Federal
                                                                              Reserve Wire system, or from
                                   Note:  Your bank may charge you a fee      incomplete wiring instructions.
                                   for this service.

                                Armada and its transfer agent are not
                                responsible for the consequences of delays resulting from the banking or Federal Reserve
                                Wire system, or from incomplete wiring
                                instructions.

FINANCIAL INTERMEDIARY          You may buy shares through accounts with      Please refer to New Account Set
                                brokers or other financial institutions       Up to the left.
                                that are authorized to place trades in Fund
                                shares for their customers.  If you invest
                                through an authorized institution, you will
                                have to follow its procedures.  Your broker
                                or institution may charge a fee for its
                                services, in addition to the fees charged
                                by Armada.  Address correspondence or
                                questions regarding a Fund to your
                                institution.

GENERAL INFORMATION

You may purchase shares on any day that the New York Stock Exchange (NYSE) is open for business (Business Day). Shares cannot be purchased by wire transactions on days when banks are closed.

Armada may reject any purchase order if it is determined that accepting the order would not be in the best interests of a Fund or its shareholders.

The price per share (the offering price) will be the net asset value per share
(NAV) next determined after a Fund receives your purchase order. The following table shows when the daily NAV is calculated for each of the Funds and the deadline for submitting a purchase order to the transfer agent in order to receive the current Business Day's NAV:

                                                                                     DEADLINE FOR SUBMITTING PURCHASE
                                                                                     ORDERS TO THE TRANSFER AGENT TO
                                                 TIME OF NAV CALCULATION             RECEIVE THE CURRENT DAY'S NAV
------------------------------------------------------------------------------------------------------------------------
Money Market Fund                                ONCE DAILY                          3:30 p.m. Eastern Time
Government Money Market Fund                     4:00 p.m. Eastern Time
                                                 (or close of trading on the NYSE)
------------------------------------------------------------------------------------------------------------------------
Ohio Municipal Money Market Fund                 TWICE DAILY                         12:30 p.m. Eastern Time
Pennsylvania Tax Exempt                          1:00 p.m. Eastern Time and 4:00
   Money Market Fund                             p.m. Eastern Time
Tax Exempt Money Market Fund                     (or close of trading on the NYSE)
Treasury Money Market Fund
Treasury Plus Money Market Fund


To be eligible to receive dividends declared on the day you submit your purchase order, a Fund generally must receive your order by the above listed deadlines and immediately available funds before 3:30 p.m. Eastern Time that day.


NAV is not calculated on holidays when the NYSE is closed for trading.

HOW WE CALCULATE NAV

NAV for one Fund share is the value of that share's portion of the assets of the Fund less liabilities and class expenses.

In calculating NAV for the money market funds, a Fund generally values its investment portfolio using the amortized cost method, which is described in our Statement of Additional Information. If this method is determined to be unreliable during certain market conditions or for other reasons, a Fund may value its portfolio at market price or fair value prices may be determined in good faith using methods approved by the Board of Trustees.

Our Statement of Additional Information contains more detailed information concerning how the Funds value their investments.


SALES CHARGES

There are no sales charges on the purchase of Class I Shares.

HOW TO SELL YOUR FUND SHARES


Shareholders may sell shares by following the procedures established when they opened their account or accounts.

TELEPHONE
1-800-622-FUND (3863)

Call with the account name, number, and amount of redemption. Redemptions will be sent to the shareholder's address or bank account on record. All redemptions must follow the procedures established when the account or accounts were established (see page 29 "How to Purchase Fund Shares").


FINANCIAL INTERMEDIARY
Contact your broker or institution to redeem your shares. Your broker or institution may charge a fee for its services.

IF YOU RECENTLY PURCHASED YOUR SHARES BY CHECK OR THROUGH ACH, REDEMPTION PROCEEDS MAY NOT BE AVAILABLE UNTIL YOUR CHECK OR ACH TRANSMISSION HAS CLEARED (WHICH MAY TAKE UP TO 15 DAYS FROM YOUR DATE OF PURCHASE).

The sale price of each share will be the next NAV determined after the Fund receives your request.

If you recently changed your address on your account, redemption proceeds will not be available until after 10 business days without a signature guarantee.

RECEIVING YOUR MONEY

Normally, we will send your sale proceeds within seven days after we receive your request in good order. Good order means that your request includes complete information on your redemption request. Your proceeds can be wired to your bank account or sent to you by check. Armada does not charge a fee to wire your funds; however, your institution may charge a fee.

SUSPENSION OF YOUR RIGHT TO SELL YOUR SHARES

Armada may suspend the right of redemption or postpone the date of payment for shares redeemed during any period when:

(a) trading on the NYSE is restricted by applicable rules and regulations of the SEC;

(b) the NYSE is closed for other than customary weekend and holiday closings;

(c)      the SEC has by order permitted such suspension; or

(d)      an emergency exists, as determined by the SEC, as a result of which:
         (i) disposal by Armada of securities owned by it is not reasonably practicable, or (ii) it is not reasonably practicable for Armada to determine the fair market value of its net assets.


HOW TO EXCHANGE YOUR SHARES


You may exchange your Class I Shares of a Fund for Class I Shares of another Armada Fund. You may exchange your shares on any Business Day. The deadline for submitting same day exchange orders to Armada's transfer agent is 4:00 p.m. Eastern Time.

TELEPHONE
1-800-622-FUND (3863)

Call with your account name, number, and amount of exchange into a new or existing account (minimum amount is $500). To authorize this service, please complete an Account Change Form or call 1-800-622-FUND (3863).

MAIL
Indicate which existing Fund you would like to transfer to (you may only exchange within the same share class) and mail to the following address:
         Armada Funds
         P.O. Box 8421
         Boston, MA 02266-8421

For overnight delivery mail to:
         Boston Financial Data Services
         Attn:  Armada Funds
         66 Brooks Drive
         Braintree, MA  02184

The minimum exchange amount is $500.


FINANCIAL INTERMEDIARY
Contact your broker or institution. Your broker or institution may charge a fee for its services.

IF YOU RECENTLY PURCHASED SHARES BY CHECK OR THROUGH ACH, YOU MAY NOT BE ABLE TO EXCHANGE YOUR SHARES UNTIL YOUR CHECK OR ACH TRANSMISSION HAS CLEARED (WHICH MAY TAKE UP TO 15 DAYS FROM YOUR DATE OF PURCHASE).


The exchange privilege is a convenient way to respond to changes in investment goals or in market conditions. This privilege is not designed for market-timing (switching money into investments in anticipation of rising prices or taking money out in anticipation of the market falling). As money is shifted in and out, a Fund incurs expenses for buying and selling securities. These costs are borne by all Fund shareholders, including the long-term investors who do not generate the costs. Therefore, Armada discourages short-term trading by, among other things, limiting the number of exchanges to one exchange every two months.

Armada may contact a shareholder who exceeds the limit and, if a market-timing pattern continues, management of Armada may revoke the shareholder's privilege to purchase shares of a Fund through exchanges.

Management of Armada reserves the right to limit, amend or impose charges upon, terminate or otherwise modify the exchange privilege. You will be provided 60 days' notice before any material change to the exchange privilege is made. Any modification to the exchange privilege will not otherwise affect your right to redeem shares.

When you exchange shares, you are really selling your shares and buying other Fund shares. So, your sale price and purchase price will be based on the NAVs next calculated after a Fund receives your exchange request.


CUSTOMER IDENTIFICATION PROGRAM

Federal regulations require Armada to obtain your name, your date of birth (for a natural person), your residential address or principal place of business (as the case may be) and (if different) mailing address, and your Social Security number, employer identification number or other government-issued identification when you open an account. Additional information may be required in certain circumstances. Purchase applications without such information may not be accepted. If you have applied for an identification number, the application must be provided and the number submitted within a time period after the establishment of the account deemed reasonable by Armada. To the extent permitted by applicable law, Armada reserves the right to place limits on transactions in your account until your identity is verified.

DISTRIBUTION OF FUND SHARES

Each Fund has adopted a distribution plan with respect to Class I Shares, pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended, that allows each Fund to pay distribution fees for the sale and distribution of its shares. Because these fees are paid out of a Fund's assets continuously, over time these fees will increase the cost of your investment and may cost more than paying other types of sales charges.


Each Fund is permitted to pay up to 0.10% as a percentage of average daily net assets for distribution fees on Class I Shares. However, actual distribution fees for Class I Shares are expected to be no more than 0.05% with respect to each Fund.

The Distributor may, from time to time in its sole discretion, institute one or more promotional incentive programs for dealers, which will be paid for by the Distributor from any sales charge it receives or from any other source available to it. Under any such program, the Distributor may provide cash or non-cash compensation as recognition for past sales or encouragement for future sales that may include the following: merchandise, travel expenses, prizes, meals and lodging, and gifts that do not exceed $100 per year, per individual.

DIVIDENDS AND TAXES

Each Fund accrues its income daily and distributes it monthly.

Each Fund makes distributions of capital gains, if any, at least annually. If you own Fund shares on a Fund's record date, you will be entitled to receive the income dividend and/or capital gain distribution.

You will receive income dividends and capital gains distributions in the form of additional Fund shares unless you elect to receive payment in cash. You may change your distribution options directly through the Internet at www.armadafunds.com, or by notifying Armada in writing prior to the date of the distribution. Your election will be effective for dividends and distributions paid the next day if done through the Internet or after Armada receives your written notice.

FEDERAL TAXES


Fund distributions (other than exempt-interest dividends discussed below) will generally be taxable to you as ordinary income. You will be subject to income tax on Fund distributions regardless of whether they are paid in cash or reinvested in additional shares. Each Fund contemplates declaring as dividends each year all or substantially all of its net taxable investment income. Distributions attributable to the net capital gain of a Fund, if any, will be taxable to you as long-term capital gain, regardless of how long you have held your shares.


The one major exception to these tax principles is that distributions on shares held in an IRA (or other tax-qualified plan) will not be currently taxable.


The Armada Ohio Municipal Money Market Fund, Armada Pennsylvania Tax Exempt Money Market Fund and Armada Tax Exempt Money Market Fund (the "Tax Exempt Funds") anticipate that substantially all of their distributions will be "exempt interest dividends," which are exempt from federal income taxes. However, some dividends may be taxable, such as distributions that are derived from occasional taxable investments or from capital gains. Interest on indebtedness incurred by a shareholder to purchase or carry shares of any Tax Exempt Fund generally will not be deductible for federal income tax purposes.


You should note that a portion of the exempt-interest dividends paid by the Tax Exempt Funds may constitute an item of tax preference for purposes of determining federal alternative minimum tax liability. Exempt-interest dividends will also be considered along with other adjusted gross income in determining whether any Social Security or railroad retirement payments received by you are subject to federal income taxes.

The foregoing is only a summary of certain tax considerations under current law, which may be subject to change in the future. Shareholders who are nonresident aliens, foreign trusts or estates, or foreign corporations or partnerships, may be subject to different United States federal income tax treatment. You should consult your tax adviser for further information regarding federal, state, local and/or foreign tax consequences relevant to your specific situation.

STATE AND LOCAL TAXES


You may also be subject to state and local taxes on distributions and redemptions. State income taxes may not apply, however, to the portions of each Fund's distributions, if any, that are attributable to interest on U.S. government securities or interest on securities of the particular state or localities within the state. The Armada Pennsylvania Tax Exempt Money Market Fund intends to distribute income that is exempt from Pennsylvania personal income taxes. The Armada Ohio Municipal Money Market Fund intends to distribute income that is exempt from Ohio personal income taxes. You should consult your tax adviser regarding the tax status of distributions in your state and locality.


MORE INFORMATION ABOUT TAXES IS IN THE STATEMENT OF ADDITIONAL INFORMATION.

FINANCIAL HIGHLIGHTS

The tables that follow present performance information about Class I Shares of each Fund. This information is intended to help you understand each Fund's financial performance for the past five years, or, if shorter, the period of the Fund's operations. All per share information reflects financial information for a single Fund share. The total returns in the table represent the rate that you would have earned (or lost) on an investment in a Fund, assuming you reinvested all of your dividends and distributions.


Except as stated otherwise below, the financial highlights have been audited by Ernst & Young LLP, independent auditors, whose report, along with each Fund's financial statements, is included in the annual report dated May 31, 2003 and is incorporated by reference into the Statement of Additional Information.

On June 16, 2000, the Parkstone Treasury Fund was reorganized into the similarly managed Armada Treasury Plus Money Market Fund. In connection with this reorganization, the Armada Treasury Plus Money Market Fund adopted the financial highlights, financial statements and performance history of the acquired Parkstone Fund. The Financial Highlights for the Armada Treasury Plus Money Market Fund for the fiscal year ended May 31, 1999 were audited by the former independent auditors to the Parkstone Treasury Fund.


You can obtain the Funds' annual report, which contains more performance information, at no charge by calling 1-800-622-FUND (3863).

Selected Per Share Data and Ratios For the Years Ended May 31, Unless Otherwise Indicated

                                                                                                                      Ratio of Net
                                                                          Ratio of   Ratio of Net      Ratio of        Investment
        Net Asset              Dividends  Net Asset                       Expenses    Investment     Expenses to        Income to
          Value,       Net     from Net    Value,             Net Assets     to       Income to      Average Net       Average Net
        Beginning  Investment Investment  End of     Total   End of Year  Average     Average Net   Assets (Before   Assets (Before
         of Year     Income     Income     Year     Return     (000)     Net Assets    Assets       Fee Waivers)     Fee Waivers)
GOVERNMENT MONEY MARKET FUND
Class I
2003      $1.00      $0.01+    $(0.01)      $1.00     1.15%  $1,966,487      0.41%       1.16%           0.51%            1.06%
2002       1.00       0.02+     (0.02)       1.00     2.43    2,195,174      0.39        2.31            0.49             2.21
2001       1.00       0.06      (0.06)       1.00     5.88    1,557,596      0.37        5.62            0.52             5.47
2000       1.00       0.05      (0.05)       1.00     5.30      947,831      0.39        5.14            0.55             4.98
1999       1.00       0.05      (0.05)       1.00     4.86    1,094,979      0.42        4.76            0.52             4.66

MONEY MARKET FUND
Class I
2003      $1.00      $0.01+    $(0.01)      $1.00     1.19%  $3,646,585      0.40%       1.19%           0.50%            1.09%
2002       1.00       0.02+     (0.02)       1.00     2.41    3,533,294      0.40        2.33            0.50             2.23
2001       1.00       0.06      (0.06)       1.00     5.96    3,342,689      0.38        5.78            0.53             5.63
2000       1.00       0.05      (0.05)       1.00     5.41    2,342,230      0.40        5.29            0.56             5.13
1999       1.00       0.05      (0.05)       1.00     4.96    2,133,839      0.42        4.82            0.52             4.72

OHIO MUNICIPAL MONEY MARKET FUND
Class I
2003      $1.00      $0.01+    $(0.01)      $1.00     1.06%    $262,692      0.32%       1.05%           0.52%            0.85%
2002       1.00       0.02+     (0.02)       1.00     1.77      185,180      0.31        1.72            0.51             1.52
2001       1.00       0.04      (0.04)       1.00     3.71      176,937      0.33        3.62            0.58             3.37
2000       1.00       0.03      (0.03)       1.00     3.28      129,475      0.35        3.26            0.61             3.00
1999 1     1.00       0.02      (0.02)       1.00     2.01       99,342      0.35        2.77            0.55             2.57

  + Per share amounts calculated using the average shares outstanding method.
(1) Ohio Municipal Money Market Fund Class I commenced operations on September 15, 1998. All ratios, excluding total return, for the period have been annualized.

Selected Per Share Data and Ratios For the Years Ended May 31, Unless Otherwise Indicated

                                                                                                                      Ratio of Net
                                                                          Ratio of   Ratio of Net      Ratio of        Investment
        Net Asset              Dividends  Net Asset                       Expenses    Investment     Expenses to        Income to
          Value,       Net     from Net    Value,             Net Assets     to       Income to      Average Net       Average Net
        Beginning  Investment Investment  End of     Total   End of Year  Average     Average Net   Assets (Before   Assets (Before
         of Year     Income     Income     Year     Return     (000)     Net Assets    Assets       Fee Waivers)     Fee Waivers)
PENNSYLVANIA TAX EXEMPT MONEY MARKET FUND
Class I
2003      $1.00      $0.01+    $(0.01)    $1.00      1.07%   $100,585       0.30%       1.06%           0.55%            0.81%
2002       1.00       0.02+     (0.02)     1.00      1.76     112,169       0.34        1.69            0.59             1.44
2001       1.00       0.04      (0.04)     1.00      3.65      99,711       0.35        3.61            0.65             3.31
2000       1.00       0.03      (0.03)     1.00      3.31      94,299       0.33        3.26            0.64             2.95
1999       1.00       0.03      (0.03)     1.00      2.92      77,214       0.34        2.82            0.59             2.57
TAX EXEMPT MONEY MARKET FUND
Class I
2003      $1.00      $0.01+    $(0.01)    $1.00      1.04%    $545,100      0.31%       1.03%           0.51%            0.83%
2002       1.00       0.02+     (0.02)     1.00      1.74      539,093      0.30        1.70            0.50             1.50
2001       1.00       0.04      (0.04)     1.00      3.67      565,973      0.28        3.61            0.53             3.36
2000       1.00       0.03      (0.03)     1.00      3.30      327,185      0.32        3.24            0.58             2.98
1999       1.00       0.03      (0.03)     1.00      3.00      434,178      0.30        2.92            0.50             2.72
TREASURY MONEY MARKET FUND
Class I
2003      $1.00      $0.01+    $(0.01)    $1.00      1.07%    $636,837      0.41%       1.04%           0.46%            0.99%
2002       1.00       0.02+     (0.02)     1.00      2.23      468,283      0.40        2.12            0.45             2.07
2001       1.00       0.05      (0.05)     1.00      5.39      365,605      0.43        5.24            0.53             5.14
2000       1.00       0.05      (0.05)     1.00      4.75      409,169      0.42        4.65            0.53             4.54
1999       1.00       0.04      (0.04)     1.00      4.39      346,092      0.41        4.35            0.46             4.30
TREASURY PLUS MONEY MARKET FUND
Class I
2003      $1.00      $0.01+    $(0.01)    $1.00      1.02%    $232,768      0.47%       0.99%           0.47%            0.99%
2002       1.00       0.02+     (0.02)     1.00      2.19      186,114      0.48        2.23            0.48             2.23
2001       1.00       0.05      (0.05)     1.00      5.62      231,317      0.47        5.43            0.52             5.38
2000       1.00       0.05      (0.05)     1.00      4.90      227,447      0.56        4.77            0.60             4.73
1999       1.00       0.05      (0.05)     1.00      4.61      269,534      0.58        4.52            0.68             4.42

+ Per share amounts calculated using the average shares outstanding method.

INVESTMENT ADVISER
National City Investment Management Company
1900 East Ninth Street
Cleveland, Ohio 44114


DISTRIBUTOR
Professional Funds Distributor, LLC
760 Moore Road
King of Prussia, PA 19406


LEGAL COUNSEL
Drinker Biddle & Reath LLP
One Logan Square
18th and Cherry Streets
Philadelphia, Pennsylvania 19103-6996

BOARD OF TRUSTEES

ROBERT D. NEARY                                         RICHARD W. FURST
CHAIRMAN                                                Garvice D. Kincaid Professor of Finance and
Retired Co-Chairman, Ernst & Young                           Emeritus Dean, Gatton College of Business and
Director:                                                    Economics, University of Kentucky
Commercial Metals Company
Strategic Distribution, Inc.

HERBERT R. MARTENS, JR.
PRESIDENT
Executive Vice President,
   National City Corporation                            GERALD L. GHERLEIN
Chairman and Chief Executive                            Retired Executive Vice President and
   Officer, NatCity Investments, Inc.                      General Counsel, Eaton Corporation

JOHN G. BREEN                                           KATHLEEN A. OBERT
Retired Chairman and CEO,                               Chairman and Chief Executive Officer,
   The Sherwin Williams Co.                                Edward Howard & Co.
Director:
The Sherwin Williams Co.
Parker Hannifin Corp.                                   J. WILLIAM PULLEN
Mead Westvaco Corp.                                     President and Chief Executive Officer,
Goodyear Tire & Rubber Co.                                 Whayne Supply Company
The Stanley Works

JOHN F. DURKOTT
President and Chief Operating Officer,
   Kittle's Home Furnishings Center, Inc.


ROBERT J. FARLING
Retired Chairman, President and Chief
    Executive Officer, Centerior Energy

         The Armada Funds Trustees also serve as Trustees of The Armada
                                Advantage Fund.


                                                                 [SAILBOAT LOGO]
                                                                       ARMADA(R)
                                                                           FUNDS
                                                             WWW.ARMADAFUNDS.COM

More information about the Funds is available without charge through the following:

STATEMENT OF ADDITIONAL INFORMATION (SAI)
The SAI, as it may be amended or supplemented from time to time, includes more detailed information about Armada Funds. The SAI is on file with the SEC and is incorporated by reference into this prospectus. This means that the SAI, for legal purposes, is a part of this prospectus.


ANNUAL AND SEMI-ANNUAL REPORTS
These reports list each Fund's holdings and contain information from the Funds' managers about strategies and recent market conditions and trends and their impact on Fund performance. The reports also contain detailed financial information about the Funds.


TO OBTAIN MORE INFORMATION:

By Internet:
www.armadafunds.com

By Telephone:
Call 1-800-622-FUND (3863)

By Mail:
P.O. Box 8421
Boston, MA 02266-8421

From the SEC:

You can also obtain the SAI or the Annual and Semi-Annual reports, as well as other information about Armada Funds, from the EDGAR Database on the SEC's website (http://www.sec.gov). You may review and copy documents at the SEC Public Reference Room in Washington, DC. For information on the operation of the Public Reference Room, call 202-942-8090. You may request documents from the SEC, upon payment of a duplicating fee, by e-mailing the SEC at publicinfo@sec.gov or writing to:

Securities and Exchange Commission
Public Reference Section
Washington, DC 20549-0102

  [SAILBOAT LOGO]
     ARMADA(R)
        FUNDS

WWW.ARMADAFUNDS.COM

Armada Funds' Investment Company Act registration number is 811-4416.

                                  ARMADA FUNDS

                               MONEY MARKET FUNDS

                             I SHARES (INSTITUTONAL)


    SUPPLEMENT DATED DECEMBER 1, 2003 TO THE PROSPECTUS DATED OCTOBER 1, 2003

             THIS SUPPLEMENT PROVIDES NEW AND ADDITIONAL INFORMATION
              BEYOND THAT CONTAINED IN THE PROSPECTUS AND SHOULD BE
                     READ IN CONJUNCTION WITH THE PROSPECTUS

ARMADA GOVERNMENT MONEY MARKET FUND

The prospectus disclosure on page 2 is amended and supplemented by deleting the second paragraph under "Principal Investment Strategies" and replacing it in its entirety with the following paragraph:

         Under normal circumstances, the Fund invests at least 80% of its net assets plus any borrowings for investment purposes in obligations issued or guaranteed by the U.S. government, including Treasury bills, notes, bonds and certificates of indebtedness, as well as securities issued or guaranteed by agencies, authorities, instrumentalities or sponsored enterprises of the U.S. government, such as the Government National Mortgage Association ("GNMA"), Federal National Mortgage Association ("FNMA"), Federal Home Loan Mortgage Corporation ("Freddie Mac") and Federal Home Loan Banks ("FHLBs"). The Fund will provide shareholders with at least 60 days notice before changing this 80% policy.

In addition, the prospectus disclosure under "Credit Risk" on page 2 is amended and supplemented by deleting the first paragraph and replacing it in its entirety with the following paragraph:

       CREDIT RISK. The value of debt securities may be affected by the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities may fall. Although the Fund's U.S. government securities are considered to be among the safest investments, they are not guaranteed against price movements due to changing interest rates. Obligations issued by some U.S. government agencies, authorities, instrumentalities or sponsored enterprises, such as GNMA, are backed by the full faith and credit of the U.S. Treasury, while obligations issued by others, such as FNMA, Freddie Mac and FHLBs, are backed solely by the ability of the entity to borrow from the U.S. Treasury or by the entity's own resources. No assurance can be given that the U.S. government would provide financial support to U.S. government agencies, authorities, instrumentalities or sponsored enterprises if it is not obligated to do so by law.

ARMADA MONEY MARKET FUND

The prospectus disclosure under "Principal Investment Strategies" on page 4 is amended and supplemented by deleting the first sentence in the third paragraph and replacing it in its entirety with the following sentence:

       The Fund also may invest in obligations issued or guaranteed by agencies, authorities, instrumentalities or sponsored enterprises of the U.S. government and in repurchase agreements collateralized by government obligations and issued by financial institutions such as banks and broker-dealers.

In addition, the prospectus disclosure under "Credit Risk" on page 4 is amended and supplemented by adding the following paragraph:

       Although U.S. government securities are considered to be among the safest investments, they are not guaranteed against price movements due to changing interest rates. Obligations issued by some U.S. government agencies, authorities, instrumentalities or sponsored enterprises, such as GNMA, are backed by the full faith and credit of the U.S. Treasury, while obligations issued by others, such as FNMA, Freddie Mac and FHLBs, are backed solely by the ability of the entity to borrow from the U.S. Treasury or by the entity's own resources. No assurance can be given that the U.S. government would provide financial support to U.S. government agencies, authorities, instrumentalities or sponsored enterprises if it is not obligated to do so by law.









          INVESTORS SHOULD RETAIN THIS SUPPLEMENT FOR FUTURE REFERENCE

ARM-SU-005-0500

                                  ARMADA FUNDS

                               MONEY MARKET FUNDS

                             I SHARES (INSTITUTONAL)


              SUPPLEMENT DATED DECEMBER 19, 2003 TO THE PROSPECTUS
                      DATED OCTOBER 1, 2003 AS SUPPLEMENTED
                                DECEMBER 1, 2003

         THIS SUPPLEMENT PROVIDES NEW AND ADDITIONAL INFORMATION BEYOND
             THAT CONTAINED IN THE PROSPECTUS AND SHOULD BE READ IN
                         CONJUNCTION WITH THE PROSPECTUS

MARKET TIMING POLICIES AND PROCEDURES

The first three paragraphs under the italicized paragraph under the caption "Financial Intermediary" on page 26 are deleted, and the following disclosure is added to page 22 prior to the chart titled "How to Purchase Fund Shares:"

       LIMITATIONS ON PURCHASES, EXCHANGES AND REDEMPTIONS

       The Fund has imposed limits on purchases, exchanges and redemptions to prevent excessive short-term trading by shareholders. Short-term trading creates transaction costs that are borne by all shareholders and disrupts the orderly management of the Fund's portfolio investments.

       GENERAL TRADING LIMITS: Fund shareholders are limited to no more than six "round trip" transactions - a fund purchase followed shortly by a corresponding sale (redemption or exchange) -- during any 12-month period. If multiple "round trip" transactions occur in an account, there must be at least 60 calendar days between the initiation of each transaction.

       Shareholders who violate this policy will be notified of violations of the Fund's market timing policies. If a shareholder continues market timing activities after being cited for market timing violations, the account will be closed to new purchases or exchanges of Fund shares.

       If any transaction is deemed to have the potential to adversely impact a fund, the Fund reserves the right to:

       o Reject a purchase or exchange

       o Delay payment of immediate cash redemption proceeds for up to seven calendar days

       o Revoke a shareholder's privilege to purchase Fund shares (including exchanges or "round trips")

       o Limit the amount of any exchange

  The Fund reserves the right to revise or terminate the exchange privilege at any time, for any reason.




          INVESTORS SHOULD RETAIN THIS SUPPLEMENT FOR FUTURE REFERENCE

ARM-SU-006-0200